UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported) February 28, 2006

                               GSE SYSTEMS, INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)

               Delaware            0-26494           52-1868008
             ------------        ----------          ----------
           (State or other       (Commission      (I.R.S. Employer
             jurisdiction        File Number)    Identification No.)
           of incorporation)

              7133 Rutherford Rd., Suite 200, Baltimore, MD 21244
            --------------------------------------------------------
              (Address of principal executive office and zip code)

                                 (410) 277-3740
                              --------------------
               Registrant's telephone number, including area code


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation or the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d - 2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e - 4 (c))

Item 1.01 Entry into a Material Definitive Agreement.

For a brief description of the terms and conditions of such material agreement not made in the ordinary course of business of the registrant including the date on which such agreement was entered into, the identity of the parties to the agreement and a brief description of any material relationship between the registrant and its affiliates and any of the parties, other than in respect of the material definitive agreement; and a brief description of the terms and conditions of the agreement that are material to the registrant, see Item 8.01 hereinbelow.

Item 3.02 Unregistered Sales of Equity Securities.

Private Placement of the Company's Equity Securities

The Company raised $4.25 million by sale of units consisting of shares of Series A Cumulative Convertible Preferred Stock (the "Convertible Preferred Stock") and Warrants (collectively referred to hereinafter as "Units") by means of a private offering of its equity securities (the "Offering"). The minimum investment was $50,000 and the price per share at which the Convertible Preferred Stock was offered was $100 (or 500 shares per the minimum investment). The Warrants issued to investors under the offering memorandum entitle the investors to purchase that number of shares of the Company's common stock equal to 20% of the dollar amount of Convertible Preferred Stock purchased by an investor divided by the exercise price of the Warrant set forth in the definitive form of Warrant. The definitive terms for the securities are set forth in certain agreements and other documents provided by the Company to the investors. The Company will furnish copies of these materials at the time it submits a registration statement for filing with the Commission and relevant exchange on or about March 30, 2006. Proceeds from the private offering combined with working capital from the Company were used to pay off the $2.0 million Senior Subordinated Secured Convertible Note held by Dolphin Direct Equity Partners, LP.

     (a) Securities Sold. On February 28, 2006, the Company sold $4.25 million Units. The Units sold by the Company represent 42,500 shares of the Convertible Preferred Stock and Warrants.

     (b) Underwriters and Other Purchasers. The Units were sold to "accredited investors," as that term is used in rules and regulations of the Commission, by Northeast Securities, Inc. ("NESC"), as placement agent for the offering.

     (c) Consideration. The aggregate offering price for the minimum investment was $50,000. The Company agreed to compensate NESC, as placement agent for the offering, in the following manner: six percent (6%) of the gross proceeds received by the Company from this offering plus Warrants to purchase 150,000 shares of the Company's common stock with terms substantially similar to the terms of the Warrants issued to investors in this offering, including the same registration rights as being offered investors in this financing. The aggregate underwriting discounts or commission totaled $255,000.

     (d) Exemption from Registration Claimed. The Company claims an exemption from registration under Regulation D, Rule 506. The Company intends to file a registration statement with the Commission and relevant exchange on or about March 30, 2006 pertaining to the offering of its equity securities.

     (e) Terms of Conversion or Exercise. The holders of the Company's Convertible Preferred Stock are entitled to receive cumulative dividends. Dividends are to be paid on a semiannual basis every June 30 and December 30, commencing on June 30, 2006. Dividends on each Series A Preferred Share accrue on a daily basis from and including the date of issuance at the rate of 8% per annum of the Liquidation Value (the "Dividend Rate"). Holders of the Company's Convertible Preferred Stock have the option to convert at any time into fully paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of Convertible Preferred Stock is entitled upon conversion is equal to the quotient obtained by dividing
     (i) the product of the number of shares of Convertible Preferred Stock being converted multiplied by the Liquidation Value (plus, at the option of the holder, any accrued and unpaid dividends) by (ii) the then effective Series A Conversion Price. The Convertible Preferred Stock will convert automatically into shares of the Company's Common Stock upon the closing of an underwritten public offering of Common Stock of the Company in which (i) gross proceeds to the Company are equal to or greater than $15 million and
     (ii) the price-per-share of the Common Stock sold in such public offering is equal to or greater than 150% of the Series A Conversion Price. The number of shares of Common Stock to which a holder of Convertible Preferred Stock shall be entitled upon conversion will be equal to the quotient obtained by dividing (i) the product of the number of Convertible Preferred Stock being converted multiplied by the Liquidation Value (plus, at the option of the holder, any accrued and unpaid dividends) by (ii) the then effective Series A Conversion Price. At any time after the 366th day from the Closing Date, the Company has the right to convert Series A Preferred Stock into shares of Common Stock when the average of the Current Stock Price during the twenty (20) trading days immediately prior to the date of such conversion exceeds 200% of the Series A Conversion Price. The number of shares of Common Stock to which a holder of Convertible Preferred Stock shall be entitled upon conversion will be equal to the quotient obtained by dividing (i) the product of the number of Convertible Preferred Stock being converted multiplied by the Liquidation Value (plus, at the option of the holder, any accrued and unpaid dividends) by (ii) the then effective Series A Conversion Price.

     (f) Use of Proceeds. The Company intends to use the net proceeds of the Offering, in combination with currently available funds, to refinance existing senior debt obligations, fund its ongoing business operations and other general corporate purposes, including development of new training simulators, pursuance of new contracts, marketing, and other working capital requirements.

The Company intends to file a registration statement with the Commission and relevant exchange on or about March 30, 2006 pertaining to the Company's recently completed efforts to raise working capital by means of its recently completed Offering and as contemplated in the Cancellation Agreement and the related Registration Rights Agreement. The Registration Rights Agreement requires that the Company use best efforts to prepare and file a registration statement with respect to the resale of the Common Stock issuable upon exercise of the Exchange Warrant with the Commission within 30 days after the execution of the Cancellation Agreement and to use reasonable best efforts to have such Registration Statement declared effective within 90 days thereafter.

The foregoing is a brief description of the terms of the various agreements and documents described herein and by its nature is incomplete. It is qualified in its entirety by the text of the respective agreements and documents, copies of which are included herewith as Exhibits to this Current Report. All readers of this Current Report are encouraged to read the entire text of the documents referred to in the text.

Item 8.01 Other Events.

Extinguishment and Release of Indebtedness

On February 28, 2006 the Company and Dolphin Direct Equity Partners, LP, a Delaware limited partnership ("Dolphin"), entered into Cancellation and Warrant Exchange Agreement (the "Cancellation Agreement"). Pursuant to the terms of the Cancellation Agreement, Dolphin agreed to cancel its senior subordinated secured convertible promissory note issued by the Company to Dolphin on May 26, 2005 in the aggregate principal amount of $2,000,000 (the "Note"), all as further provided for in the Senior Subordinated Secured Convertible Note and Warrant Purchase Agreement dated as of May 26, 2005 (the "Purchase Agreement") wherein the Company agreed to issue to Dolphin a warrant to purchase an aggregate of 380,952 shares of common stock, par value $0.01 per share (the "Warrant") in addition to the Note.

In exchange for Dolphin's agreement to enter into the Cancellation Agreement and for the participation of Dolphin Offshore Partners, L.P. in the Offering, the Company paid off the Note and agreed to exchange the Warrant issued pursuant to the Purchase Agreement for an Exchange Warrant. Upon exercise of the Exchange Warrant, Dolphin will acquire 900,000 shares of the Company's common stock at a price per share (the "Exercise Price") equal to $ .67 cents. Dolphin must exercise the Exchange Warrant promptly after the Company certifies to Dolphin on or after May 30, 2006 (the "Mandatory Exercise Date") that (i) the Company has filed a registration statement with respect to the resale of the Common Stock issuable upon exercise of the Exchange Warrant and such registration statement shall have been declared effective by the Commission, (ii) the Common Stock has been listed on the American Stock Exchange and the Company has not received any communication from such exchange regarding the Company's failure to meet listing qualifications or the institution of any delisting proceeding at any time up to and including the Mandatory Exercise Date, (iii) the Current Stock Price shall not be less than $1.25 on the Mandatory Exercise Date and (iv) the average of the Current Stock Prices for each trading day of the 30 calendar day period up to and including the Mandatory Exercise Date shall not be less than $1.25. The Company also agreed to use its best efforts to file a registration statement with respect to the resale of the Common Stock issuable upon exercise of the Exchange Warrant with the Commission within 30 days after the original issuance of the Convertible Preferred Stock and Warrants as set forth in the Registration Rights Agreement.

The Company also agreed to pay to Dolphin Advisors, L.L.C. a transaction fee in the amount of $3,000 in respect of services it rendered to Dolphin related to the Cancellation Agreement transaction. Furthermore, Dolphin Offshore Partners, L.P., an affiliate of the Dolphin, agreed to invest in the Company's private placement of units consisting of up to $4,250,000 of 8% cumulative convertible preferred stock and warrants (the "Private Placement").

As of February 8, 2006, the Company had 8,999,706 shares of Common Stock outstanding. Upon completion of the Offering, the Company had a total of 12,781,062 shares of Common Stock outstanding, based on: (i) the issuance of $4.25 million of shares of its Convertible Preferred Stock; (ii) the conversion or exercise of all such Convertible Preferred Stock and Warrants issued in connection with the Offering at an assumed Conversion Price equal to $1.77. Based on these same assumptions, upon completion of the Offering, the holders of Convertible Preferred Stock and Warrants issued in the Offering (excluding any Warrant issued to NESC) would hold approximately 29.6% of the total outstanding shares of Common Stock. Of the approximately 29.6% shares of Common Stock referred to above, Dolphin Direct Equity Partners L.P. and its affiliate Dolphin Offshore Partners, L.P. will hold approximately 12.35% of the total outstanding shares of Common Stock.

The foregoing is a brief description of the terms of the Cancellation Agreement and by its nature is incomplete. It is qualified in its entirety by the text of that agreement, a copy of which is included herewith as an Exhibit to this Current report. All readers of this current report are encouraged to read the entire text of the Cancellation Agreement.

Item 9.01 Financial Statements and Exhibits.

(c)  Exhibits.

3(i)1 Third Amended and Restated Certificate of Incorporation of the Company. Previously filed in connection with the GSE Systems, Inc. Form 8-K as filed with the Securities and Exchange Commission on October 24, 2001 and incorporated herein by reference.

3(ii)1 Form of Amended and Restated Bylaws of the Company. Previously filed in connection with Amendment No.1 to the GSE Systems, Inc. Form S-1 Registration Statement as filed with the Securities and Exchange Commission on June 14, 1995 and incorporated herein by reference.

4.1 Cancellation and Warrant Exchange Agreement dated February 28, 2006 by and among GSE Systems, Inc. and Dolphin Direct Equity Partners, LP, filed herewith.

4.2 Registration Rights Agreement dated February 28, 2006 by and among GSE Systems, Inc. and Dolphin Direct Equity Partners, LP, filed herewith.

4.3 Senior Subordinated Secured Convertible Note and Warrant Purchase Agreement dated as of May 26, 2005 by and among GSE Systems, Inc. and Dolphin Direct Equity Partners, LP, filed herewith.

4.4 Form of Senior Subordinated Secured Convertible Promissory Note dated as of May 26, 2005 issued by and among GSE Systems, Inc. and Dolphin Direct Equity Partners, LP in the aggregate principal amount of $2,000,000, filed herewith.

4.5 Form of Warrant to Purchase 900,000 Shares of Common Stock of GSE Systems, Inc. dated as of February 28, 2006, filed herewith.

4.6 Form of Warrant to Purchase 380,952 shares of Common Stock of GSE Systems, Inc. dated as of May 26, 2005, filed herewith.

4.7 Form of Warrant to Purchase shares of Common Stock of GSE Systems, Inc. dated as of February 28, 2006, filed herewith.

4.8 Certificate of Designation, Preferences and Rights of Series A Cumulative Preferred Stock dated as of February 28, 2006 providing for the issuance of a series of 42,500 shares of Series A Cumulative Convertible Preferred Stock, par value $0.01 per share, filed herewith.

5       Legal Opinion dated as of March 1, 2006.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    GSE SYSTEMS, INC.

Date: March 6, 2006                 /s/  Jeffery G. Hough
                                    -----------------------
                                    Jeffery G. Hough
                                    Senior Vice President and CFO